BALLY’S CORPORATION ANNOUNCES PRELIMINARY SECOND QUARTER 2021 RESULTS; UPDATES FINANCING PLANS FOR GAMESYS ACQUISITION

PROVIDENCE, R.I. – July 26, 2021 – Bally’s Corporation (NYSE: BALY) today provided preliminary unaudited financial results for the three-month period ending June 30, 2021. Bally’s also updated its financing plans for its previously announced acquisition of Gamesys Group plc.

For the three-month period ending June 30, 2021, Bally’s estimates that total consolidated revenue will be in the range of $258 to $268 million, with Adjusted EBITDA in the range of $80 to $84 million. This is compared to total consolidated revenue of $28.9 million and Adjusted EBITDA of negative $10.7 million for the second quarter of 2020.

As a result of better than expected operating performance at its land-based retail casinos and interactive businesses, Bally’s does not plan to issue incremental common equity or draw on the previously disclosed Gaming and Leisure Properties, Inc. commitment to fund the Gamesys acquisition. Bally’s continues to evaluate investment options with potential strategic partners and such investment is not necessary to fund the Gamesys acquisition.

Consistent with U.K. regulatory requirements, Bally’s arranged bridge financing for the Gamesys transaction from Deutsche Bank AG, London Branch, Goldman Sachs USA and Barclays Bank PLC. Bally’s intends to seek to refinance the bridge facility and its and Gamesys’ debt through one or more capital market transactions, which are currently expected to include public or private bond offerings and a company-wide bank credit facility.

Closing of the Gamesys transaction, which is subject to customary conditions including regulatory approval, is expected to take place during the fourth quarter of 2021. Relevant documentation can be found at www.ballys.com/gamesys-documentation.

About Bally’s Corporation

Bally’s Corporation is a leading regional casino-entertainment company with a growing omni-channel presence of online sports betting and iGaming offerings in the US. It currently owns and manages 14 casinos across 10 states, a horse racetrack in Colorado and has access to OSB licenses in 14 states. It also owns Bet.Works, a first-in-class B2B2C sports betting platform, Monkey Knife Fight, the fastest growing daily fantasy sports site in North America, and SportCaller, a leading global B2B free-to-play game provider.

With more than 6,000 employees, the Company’s operations, pro forma for pending acquisitions, include 15,837 slot machines, 532 table games and 5,355 hotel rooms. Upon closing the previously announced Tropicana Las Vegas (Las Vegas, NV) transaction, as well as completing the construction of a land-based casino near the Nittany Mall in State College, PA, Bally’s will own and manage 16 casinos across 11 states. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY”.

Cautionary Note Regarding Preliminary Results

Bally’s actual operating results remain subject to the completion of its quarter-end closing process, which includes review by management, its audit committee and its independent auditor. While carrying out such procedures, Bally’s may identify items that would require it to make adjustments to the preliminary estimates of its revenue and Adjusted EBITDA set forth above. As a result, Bally’s actual revenue and Adjusted EBITDA could be different than the expectation set forth and such differences could be material. Additionally, Bally’s estimates of revenue and Adjusted EBITDA are forward-looking statements based solely on information available as of the date of this release and may differ materially from its actual operating results as a result of developments that occur after the date of this release. Therefore, you should not place undue reliance on these preliminary estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

Reconciliation of Non-GAAP Financial Measures

Bally’s has included Adjusted EBITDA, a non-GAAP financial measure, in this press release.

Adjusted EBITDA is earnings, or loss, for Bally’s before interest expense, net of interest income, (benefit) provision for income taxes, depreciation and amortization, non-operating income, acquisition, integration and restructuring expense, goodwill and asset impairment, expansion and pre-opening expenses, share-based compensation, rebranding, change in fair value of naming rights liabilities, gain on bargain purchases, professional and advisory fees associated with capital return program, CARES Act credit, credit agreement amendment expenses, storm related losses, net of insurance recoveries, Bet.Works and Sinclair, sports and iGaming licensing, and certain other gains or losses.

Bally’s management has historically used Adjusted EBITDA when evaluating operating performance because Bally’s believes that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of Bally’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Adjusted EBITDA is a measure that is widely used for evaluating operating performance of companies in Bally’s industry and a principal basis for valuing resort and gaming companies like Bally’s. Management of Bally’s believes that while certain items excluded from Adjusted EBITDA may be recurring in nature and should not be disregarded in evaluating Bally’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods presented or they may not relate specifically to current operating trends or be indicative of future results. Adjusted EBITDA should not be construed as an alternative to GAAP net income as an indicator of Bally’s performance. In addition, Adjusted EBITDA as used by Bally’s may not be defined in the same manner as other companies in Bally’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Net income or loss is the most closely comparable GAAP measure to Adjusted EBITDA. The table below reconciles net loss to Adjusted EBITDA for the three months ended June 30, 2020. Bally’s is unable to present net income for the three months ended June 30, 2021 at this time without unreasonable effort or expense given that, among other things, Bally’s is in the process of its quarterly closing procedures.

BALLY’S CORPORATION

Reconciliation of Net Loss to Adjusted EBITDA (unaudited)

Three months ended
(in thousands)	June 30, 2020
Net (loss) income	$(23,555)
Interest expense, net of interest income	15,110
(Benefit) provision for income taxes	(12,518)
Depreciation and amortization	9,143
Acquisition, integration and restructuring expense	2,458
Share-based compensation	2,127
CARES Act credit (1)	(2,885)
Credit Agreement amendment expenses (2)	152
Other (3)	(755)
Adjusted EBITDA	$(10,723)
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(1) Amount represents the Employee Retention Credit under the CARES Act which provides Bally’s with a refundable tax credit of 50% of up to $10,000 in wages paid by an eligible employer whose business has been financially impacted by COVID-19.
(2) Credit Agreement amendment expenses include costs associated with amendments made to Bally’s Credit Agreement.
(3) Other includes the following non-recurring items for the applicable periods (i) expenses incurred associated with the Rhode Island State Police investigation into a tenant in the Lincoln property and a former employee of Bally’s, (ii) a pension audit payment representing an adjustment to a charge for out-of-period unpaid contributions, inclusive of estimated interest and penalties, to one of Bally’s multi-employer pension plans, (iii) expenses incurred associated with the campaign attempting to create an open bid process for the Rhode Island Lottery Contract, (iv) non-routine legal expenses incurred in connection with certain litigation matters (net of insurance reimbursements), (v) costs incurred in connection with the implementation of a new human resources information system and (vi) gain related to insurance recovery proceeds received for a damaged roof at Bally’s Arapahoe Park racetrack

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by BALY in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for BALY to predict or identify all such events or how they may affect it. BALY has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the company’s Annual reports on Form 10-K, Quarterly

Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact
Robert Lavan
Senior Vice President - Finance and Investor Relations
401-475-8564
InvestorRelations@ballys.com

Media Contact
Richard Goldman / David Gill
Kekst CNC
646-847-6102 / 917-842-5384
BallysMediaInquiries@kekstcnc.com